Exhibit 10.3

                                                                    Grant No: 03

                    NONSTATUTORY STOCK OPTION GRANT AGREEMENT

                                    UNDER THE

          PHOENIX COLOR CORP. AMENDED AND RESTATED STOCK INCENTIVE PLAN

      1. Terminology. All capitalized words that are not defined in this Agreement have the meanings ascribed to them in the Plan. For purposes of this Agreement, the terms below have the following meanings:

            (a) "Cause" has the meaning ascribed to such term or words of similar import in the Optionee's written employment or service contract with the Company and, in the absence of such agreement or definition, means the Optionee's (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Optionee's duties or willful failure to perform the Optionee's responsibilities in the best interests of the Company; (v) chronic use of alcohol, drugs or other similar substances which affects the Optionee's work performance; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Optionee for the benefit of the Company, all as determined by the Administrator, which determination will be conclusive.

            (b) "Change of Control" means: (i) the acquisition in one or more transactions by any Person, as defined in this Section 1(b), (other than from the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) the then outstanding capital stock of the Company, or (B) the combined voting power of the then outstanding capital stock of the Company entitled to vote generally in the election of directors (the "Company Voting Stock"); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock. For purposes of this Section 1(b), a "Person" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and entities controlled by the Company.

            (c) "Company" means PHOENIX COLOR CORP.

            (d) "Total and Permanent Disability" has the meaning ascribed to such term or words of similar import in the Optionee's written employment or service contract with the Company and, in the absence of such agreement or definition, means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental

Early-Exercise Stock Options
impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator may require such proof of Total and Permanent Disability as the Administrator in its sole discretion deems appropriate and the Administrator's good faith determination as to whether the Optionee is totally and permanently disabled will be final and binding on all parties concerned.

      2. Vesting.

            (a) The shares of Common Stock underlying the Options are referred to in this Agreement as "Option Shares." Option Shares may be either "Vested Option Shares" or "Unvested Option Shares" depending on their vested status. If any Options are exercised before they are vested, the Unvested Option Shares that are purchased upon such exercise are subject to repurchase by the Company as described in Section 7 below.

            (b) The Options, and the underlying Option Shares, shall vest in accordance with the vesting schedule identified in the Stock Option Certificate which is attached hereto and constitutes a part of the Agreement (the "Vesting Schedule"), so long as the Optionee is in the continuous employ of, or in a service relationship with, the Company or its Affiliates from the Grant Date through the applicable date upon which vesting is scheduled to occur. No vesting will accrue to any Options or Option Shares after the Optionee ceases to be in either an employment or other service relationship with the Company or its Affiliates.

            (c) In determining the vested status of the Options and Option Shares in circumstances where some but not all of the Options have been exercised, vesting under the Vesting Schedule is attributed first to Option Shares that have been exercised, in the order in which they were exercised, and second to Option Shares underlying unexercised Options.

            (d) Unless the Options have earlier terminated, the unvested Options and the Unvested Option Shares become fully vested upon the occurrence of a Change of Control.

            (e) Unless the Options have earlier terminated, the unvested Options and the Unvested Option Shares become fully vested upon the termination of the Optionee's employment or other service relationship with the Company and its Affiliates as a result of the Optionee's Total and Permanent Disability or death.

      3. Exercise of Options.

            (a) Right to Exercise. The Optionee may exercise the Options, regardless of their vested status, at any time on or before the Expiration Date or the earlier termination of the Options, unless otherwise provided in this Agreement. Section 4 below describes certain limitations on exercise of the Options that apply in the event of the Optionee's death, Total and Permanent Disability, or termination of employment or other service relationship with the Company or its Affiliates. The Options may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Options are then exercisable). No fractional shares will be issued under the Options.

            (b) Exercise Procedure. In order to exercise the Options, the following items must be delivered to the Secretary of the Company before the expiration or termination of the


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Options: (i) an exercise notice, in such form as the Administrator may require from time to time, specifying the number of Option Shares to be purchased, (ii) full payment of the Exercise Price for such Option Shares in accordance with
Section 3(c) of this Agreement, and (iii) an executed copy of any other agreements requested by the Administrator pursuant to Section 3(d) of this Agreement. An exercise will not be effective until all three of the foregoing items are received by the Secretary of the Company.

            (c) Method of Payment. Payment of the Exercise Price may be made by delivery of cash, certified or cashier's check, money order or other cash equivalent acceptable to the Administrator in its discretion. In addition, payment of the Exercise Price may be made by any of the following methods, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise:

                  (i) by tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that such shares have been owned by the Optionee for a period of at least six months free of any substantial risk of forfeiture or were purchased on the open market without assistance, direct or indirect, from the Company; or

                  (ii) by any other method approved by the Administrator.

            (d) Agreement by Optionee to Execute Other Agreements. The Optionee agrees to execute, as a condition precedent to the exercise of the Options and at any time thereafter as may reasonably be requested by the Administrator, a Stock Restriction Agreement ("Stock Restriction Agreement") in such form as the Administrator may from time to time request; provided, however, that execution of the Stock Restriction Agreement will not be required upon any exercise of the Options that occurs after the closing of the first public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, or, if later, the expiration of any market stand-off agreement that applies to other stockholders of the Company respecting such public offering of capital stock. The Optionee acknowledges and agrees that the Stock Restriction Agreement may include such provisions as the Administrator in its sole discretion may determine are desirable including, without limitation, restrictions on transfer, rights of first refusal of the Company, Company repurchase rights that may be exercised at any time and for any reason, including repurchases under specified circumstances that will result in the Optionee not realizing any gain from the purchase of the shares, deferred payment for the purchase of shares from the Optionee, rights to require sale of the shares in the event of a change of control of the Company and limitations on sales immediately following an initial public offering. Copies of the Stock Restriction Agreement are available for inspection at any time prior to exercise of the Options upon written request. Except as provided above, exercise of the Options and issuance of the underlying Option Shares will be conditioned upon the Optionee's (i) receipt of the Stock Restriction Agreement, (ii) acknowledgment that the Optionee has read and understands the terms and provisions of the Stock Restriction Agreement and enters into such agreement voluntarily with an intent to be bound by its provisions, and (iii) delivery of an executed copy of the Stock Restriction Agreement to the Administrator.

            (e) Issuance of Shares upon Exercise. Upon exercise of the Options in accordance with the terms of this Agreement, the Company will issue to the Optionee or such


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other person exercising the Options, as the case may be, the number of shares of
Common Stock so paid for, in the form of fully paid and nonassessable stock. To the extent that the Options are vested at the time of exercise, the Company will deliver stock certificates for the Vested Option Shares as soon as practicable after exercise, which certificates will, unless such Vested Option Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares and referencing any applicable Stock Restriction Agreement. To the extent that the Options are unvested at the time of exercise, the Company will retain physical possession of the stock certificates for the Unvested Option Shares, or, in its discretion, will evidence such Unvested Option Shares by book entry only, until the shares covered by the stock certificates become vested. While holding the stock certificates, the Company may place a legend on the stock certificates restricting the transferability of such certificates and referring to this Agreement and any other terms and conditions applicable to the shares represented by the stock certificates. Upon the Company's request, the holder of the Unvested Option Shares must deliver to the Company a stock power, endorsed in blank, with respect to the Unvested Option Shares to be held by the Company during the period before the Option Shares vest.

      4. Termination of Employment or Service.

            (a) Exercise Period Following Cessation of Employment or Other Service Relationship, In General. If the Optionee ceases to be employed by, or in a service relationship with, the Company or its Affiliates for any reason other than death, Total and Permanent Disability, or discharge for Cause, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the 90-day period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such 90-day period.

            (b) Disability of Optionee. Notwithstanding the provisions of
Section 4(a) above, if the Optionee ceases to be employed by, or in a service relationship with, the Company or its Affiliates as a result of the Optionee's Total and Permanent Disability, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the 90-day period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such 90-day period.

            (c) Death of Optionee. If the Optionee dies prior to the expiration or other termination of the Options, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon the Optionee's death, and (ii) the vested Options remain exercisable during the one-year period following the Optionee's death, but in no event after the Expiration Date, by the Optionee's executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution. Unless sooner terminated, the vested Options terminate upon the expiration of such one-year period.

            (d) Misconduct. Notwithstanding anything to the contrary in this Agreement, the Options terminate in their entirety, regardless of whether the Options are vested, immediately upon the Optionee's discharge of employment or other service relationship for Cause.


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      5. Termination of Options/Recapture Payment. The Options are granted as consideration for, and contingent upon, the Optionee's agreement to and compliance with the noncompetition, nonsolicitation, and confidential information covenants contained in the Optionee's Employment Agreement with the Company (or its Affiliates) or in any other agreement for the benefit of the Company (or its Affiliates) (the "Restrictive Covenants"). The Optionee recognizes and acknowledges that it would be difficult to ascertain the damages arising from a violation of the Restrictive Covenants. Accordingly, notwithstanding anything herein to the contrary, if the Administrator or its delegate, in its sole discretion, determines that the Optionee has engaged in any activity that contravenes the Restrictive Covenants, Optionee agrees that the following shall occur:

      (i) The Options will terminate effective on the date on which such determination is made, regardless of whether the Options are vested in whole or in part, unless terminated sooner by operation of another provision of this Agreement; and

      (ii) With respect to any Common Stock acquired by the Optionee through the exercise of the Options within six months before the Optionee's termination of employment or at any time after the Optionee's termination of employment (the "Recapture Shares"), the Optionee agrees to pay to the Company, within 30 days of when the Company delivers written notice to the Optionee, an amount as set forth below (the "Recapture Payment"). The Recapture Payment may be paid in cash, Recapture Shares, or a combination of cash or Recapture Shares. If paid in cash, the Recapture Payment shall be an amount equal to the difference between the aggregate Exercise Price paid to acquire the Recapture Shares and the Fair Market Value of the shares on the exercise date. If paid in Recapture Shares, the Recapture Payment shall be paid by the Optionee delivering to the Company share certificates evidencing the Recapture Shares, together with a stock power, endorsed in blank. As soon as practicable after receipt of the stock certificates and stock power properly endorsed, the Company will pay to the Optionee the lower of (A) the aggregate Exercise Price paid by the Optionee to acquire the Recapture Shares for which the stock certificates have been delivered to the Company or (B) the Fair Market Value of such Recapture Shares.

      6. Coordination With Other Agreements. The Optionee and the Company expressly agree that any remedy available to the Company or its Affiliates under this Agreement is in addition to, and does not limit the enforceability of, any remedy available to the Company or its Affiliates under any other agreement.

      7. Repurchase Right. Upon termination of the Optionee's employment or other service relationship with the Company or its Affiliates for any reason, the Company will have the right to purchase (the "Repurchase Right"), and the Optionee will have the obligation to sell to the Company upon request any or all of the Unvested Option Shares held by the Optionee or a Permitted Transferee within the meaning of Section 10 of this Agreement. The Company may exercise this Repurchase Right at any time, and from time to time, following the Optionee's termination by giving written notice to the Optionee stating the number of Unvested Option Shares to be purchased. The purchase price of the Unvested Option Shares will be the lesser of (i) the Fair Market Value of such Unvested Option Shares at the time of repurchase by the


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Company, or (ii) the Exercise Price per share that was paid by the Optionee to buy the Unvested Option Shares (adjusted to reflect adjustments made under Section 7(c) of the Plan) multiplied by the number of Unvested Option Shares being purchased by the Company. Settlement of the Repurchase Right will be made at the principal executive offices of the Company within 30 days after delivery of the written notice of the Company's exercise of the Repurchase Right to the Optionee. In the discretion of the Administrator, the purchase price will be made via cash, a promissory note, or a combination of the two. Any such promissory note will provide for substantially equal installments, payable at least annually, over a period not to exceed five years and will accrue interest at the applicable Federal mid-term rate in effect under Code section 1274(d) as of the settlement date, compounded annually. Upon settlement, the Company shall become the legal and beneficial owner of the Unvested Option Shares repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unvested Option Shares repurchased by the Company.

      8. Company's Right to Defer Payments. Notwithstanding anything herein to the contrary, no payment shall be made under this Agreement, or under any promissory note issued by the Company pursuant to this Agreement, that would cause the Company to violate any banking agreement or loan or other financial covenant or cause default of any senior indebtedness of the Company, regardless of when such agreement, covenant or indebtedness was created, incurred or assumed. Any payment under this Agreement that would cause such violation or default shall be deferred until, in the sole discretion of the Board of Directors of the Company, such payment shall no longer cause any such violation or default. Any payment deferred in consequence of the provisions of the preceding sentence shall bear simple interest from the date such payment would otherwise have been made to the date when such payment is actually made, at a rate which is equal to the prime rate of interest published in the Wall Street Journal from time-to-time during the period of such deferral, but in no event shall such rate of interest exceed ten percent per annum. The Company shall pay interest at the same time as it makes the payment to which such interest relates.

      9. Lock-Up Agreement. The Optionee agrees that following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, the Optionee, for the duration specified by and to the extent requested by the Company and an underwriter of Common Stock or other securities of the Company, will not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, or otherwise transfer or dispose of any Option Shares held by the Optionee at any time during such period except Option Shares included in such registration; provided however, that (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering, and (b) all officers and directors of the Company enter into similar agreements.

      10. Nontransferability of Options. These Options are nontransferable otherwise than by will or the laws of descent and distribution, or as otherwise permitted by the Administrator, in its sole discretion, to certain Permitted Transferees as defined below. During the lifetime of the Optionee, the Options may be exercised only by the Optionee, by such permitted transferees or, during the period the Optionee is under a legal disability, by the Optionee's guardian or legal representative. Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and


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

shall not be subject to execution, attachment or similar process. For purposes of this Agreement, the term "Permitted Transferee" means one or more members of the Optionee's immediate family, a trust for the exclusive benefit of the Optionee or such immediate family members, any other entity owned exclusively by the Optionee or such immediate family members, or any combination of the foregoing; provided, however, that no transfers made pursuant to any divorce or separation proceedings or settlements will be permitted. "Immediate family member" means spouse, children, grandchildren, parents or siblings of the Optionee, including in each case in-laws and adoptive relations.

      11. Transferability of Option Shares. Transferability of Vested Option Shares is governed by the Stock Restriction Agreement required under Section 3(d) of this Agreement and any other agreements that the Optionee may be required to enter into upon exercise of the Options. Unvested Option Shares may not be sold, pledged, encumbered, borrowed against, or used to secure an indebtedness. Unvested Option Shares may only be transferred, either during the Optionee's lifetime or on death by will or the laws of descent and distribution, to one or more Permitted Transferees without consideration; provided, however, that no transfers made pursuant to any divorce or separation proceedings or settlements will be permitted. Each Permitted Transferee shall receive and hold the Unvested Option Shares subject to the provisions of this Agreement, and, as a condition precedent to any transfer permitted under this Section 11, the Permitted Transferee must deliver to the Company a written instrument confirming that such transferee is bound by all of the terms and conditions of this Agreement and that no subsequent transfers of such Unvested Option Shares will occur prior to their becoming vested.

      12. Drag-Along Rights. If at any time any stockholder of the Company, or group of stockholders, owning a majority or more of the voting capital stock of the Company (hereinafter, the "Transferring Stockholders") proposes to enter into any transaction involving (a) a sale of more than 50% of the outstanding voting capital stock of the Company in a non-public sale or (b) any merger, share exchange, consolidation or other reorganization or business combination of the Company immediately after which a majority of the directors of the surviving entity is not comprised of persons who were directors of the Company immediately prior to such transaction or after which persons who hold a majority of the voting capital stock of the surviving entity are not persons who held voting capital stock of the Company immediately prior to such transaction, the Company may require the Optionee to participate in such transaction by giving the Optionee written notice thereof at least 10 days in advance of the date of the transaction or the date that tender is required, as the case may be (hereinafter referred to as the "Drag-Along Date"). Notwithstanding anything herein to the contrary and without the Optionee's consent, if such notice is provided to the Optionee, then the outstanding Options, or a portion thereof, as determined by the Company in its sole discretion and specified in the written notice of the transaction, shall terminate effective as of the Drag-Along Date and shall be of no further force or effect thereafter, provided that in consideration therefor the Optionee receives from the Company, the acquirer or the Company's successor, an aggregate amount equal to the product of (a) the number of Vested Option Shares as to which the Options so terminate, multiplied by (b) the difference between (i) the Exercise Price per share of the Options and (ii) the price the Transferring Stockholders receive per share of Common Stock pursuant to the terms of the transaction, adjusted as determined by the Administrator to reflect the fact that the Exercise Price with respect to the Options has not, in fact, been paid. The payment of such amount to the Optionee shall be made either upon the same terms and conditions as those applicable to the Transferring Stockholders with respect to their Common Stock pursuant to the terms of the


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transaction or via delivery of immediately available funds within 30 days following the transaction, as determined in the sole discretion of the payor.

      13. Nonstatutory Nature of the Options. The Options are not intended to qualify as incentive stock options within the meaning of Code section 422, and this Agreement shall be so construed. The Optionee acknowledges that, upon exercise of the Options for Vested Option Shares, the Optionee will recognize taxable income in an amount equal to the excess of the then Fair Market Value of the Vested Option Shares over the Exercise Price and must comply with the provisions of Section 14 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise. The Optionee further acknowledges that if the Options are exercised as to any Unvested Option Shares, such Unvested Option Shares may be treated as subject to a substantial risk of forfeiture under Code section 83. In such event, the Optionee may make an election under Code section 83(b) to include in income currently the difference between the Fair Market Value of the Unvested Option Shares and the Exercise Price, if any. If the Optionee does not make such an election within 30 days of exercising the Options for Unvested Option Shares, the Optionee understands that he or she will recognize income at the time such Unvested Option Shares become vested. The Optionee agrees to consult with his or her own tax advisor prior to the exercise of the Options for Unvested Option Shares.

      14. Withholding of Taxes. At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company or its Affiliates, the Optionee hereby authorizes withholding from payroll or any other payment of any kind due the Optionee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options. The Company or its Affiliates may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Vested Option Shares.

      The Administrator may, in its sole discretion, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares of Common Stock, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

      15. Adjustments for Corporate Transactions and Other Events.

            (a) Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of shares covered by and the exercise price and other terms of the Options and Option Shares, shall, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to the Options and Option Shares as a result of the stock dividend, stock split or reverse stock split.

            (b) Non-Change of Control Transactions. Except with respect to the transactions set forth in Section 15(a), in the event of any change affecting the Common Stock,


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the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change of Control, the Administrator, in its discretion and without the consent of the Optionee, may make any adjustments in the Options and Option Shares, including but not limited to modifying the number, kind and price of securities subject to the Options.

            (c) Change of Control Transactions. In the event of any transaction resulting in a Change of Control, the Options will terminate upon the effective time of any such Change of Control unless provision is made in connection with the transaction in the sole discretion of the parties thereto for the continuation or assumption of the Options, or the substitution of the Options with new options of the surviving or successor entity or a parent thereof. In the event of such termination, (A) the Options that will terminate upon the effective time of the Change of Control shall become fully vested immediately before the effective time of the Change of Control; and (B) the Optionee will be permitted, immediately before the Change of Control, to exercise all of the Options that are then exercisable or will become exercisable upon or prior to the effective time of the Change of Control.

            (d) Adjustments for Unusual Events. The Administrator is authorized to make, in its discretion and without the consent of the Optionee, adjustments in the terms and conditions of, and the criteria included in, the Options in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Options or the Plan.

            (e) Binding Nature of Adjustments. Adjustments under this Section 15 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to the Options or Option Shares on account of any such adjustments. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by the Optionee pursuant to this Section 15 in exchange for, or by virtue of the Optionee's ownership of, the Options or the Option Shares, except as otherwise determined by the Administrator.

      16. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter the at-will or other employment status or other service relationship of the Optionee, nor be construed as a contract of employment or service relationship between the Company (or its Affiliates) and the Optionee, or as a contractual right of Optionee to continue in the employ of, or in a service relationship with, the Company (or its Affiliates) for any period of time, or as a limitation of the right of the Company (or its Affiliates) to discharge the Optionee at any time with or without cause or notice and whether or not such discharge results in the failure of any Options or Option Shares to vest, the forfeiture of any Vested or Unvested Option Shares, or any other adverse effect on the Optionee's interests under the Plan.

      17. No Rights as a Stockholder. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued to him or her upon the due exercise of the Options. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such shares are issued.


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

Upon issuance of any Unvested Option Shares, the Optionee will be entitled to all rights as a stockholder of the Company with respect to those shares, including the right to vote the Unvested Option Shares, except that, unless the Administrator determines otherwise, the Optionee shall not be entitled to receive dividends and/or other distributions declared on such Unvested Option Shares prior to their becoming vested.

      18. The Company's Rights. The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      19. Invalidity or Unenforceability. It is the intention of the Company and the Optionee that this Agreement shall be enforceable to the fullest extent allowed by law. In the event that a court having jurisdiction holds any provision of this Agreement to be invalid or unenforceable, in whole or in part, the Company and the Optionee agree that, if allowed by law, that provision shall be reduced to the degree necessary to render it valid and enforceable without affecting the rest of this Agreement.

      20. Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

      21. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Options or Option Shares may be transferred by will or by the laws of descent and distribution, or another permitted transferee, the word "Optionee" shall be deemed to include such person.

      22. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

      23. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Options granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options granted hereunder shall be void and ineffective for all purposes.

      24. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Option Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

      25. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, as may be amended from time to time. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.

      26. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include the city and state in which the principal offices of the Company are located, and the Optionee hereby agrees and submits to the personal jurisdiction and venue thereof.

      27. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Enclosure: PHOENIX COLOR CORP. AMENDED AND RESTATED STOCK INCENTIVE PLAN

                                  EXERCISE FORM

Administrator of AMENDED AND RESTATED STOCK INCENTIVE PLAN
c/o Office of the Corporate Secretary
Phoenix Color Corp.
540 Western Maryland Parkway
Hagerstown, Maryland 21740

Gentlemen:

      I hereby exercise the Options granted to me on August ____, 2003, by PHOENIX COLOR CORP. (the "Company"), subject to all the terms and provisions of the applicable grant agreement and of the PHOENIX COLOR CORP. AMENDED AND RESTATED STOCK INCENTIVE PLAN (the "Plan"), and notify you of my desire to purchase ____________ shares of Class A Common Stock, par value $.01 per share, of the Company at a price of $_______ per share pursuant to the exercise of said Options.

      This will confirm my understanding with respect to the shares to be issued to me by reason of this exercise of the Options (the shares to be issued pursuant hereto shall be collectively referred to hereinafter as the "Shares") as follows:

            (a) I am acquiring the Shares for my own account for investment with no present intention of dividing my interest with others or of reselling or otherwise disposing of any of the Shares.

            (b) The Shares are being issued without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon one or more exemptions contained in the Act, and such reliance is based in part on the above representation.

            (c) The certificates for the Shares to be issued to me will bear a legend substantially as follows:

                  "The securities represented by this stock certificate have not been registered under the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts"), and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel and/or submission to the Company of such other evidence as may be satisfactory to counsel for the Company, to the effect that any such transfer shall not be in violation of the Act and the State Acts.

                  The shares of stock represented by this certificate are subject to forfeiture, restrictions on transfer, an option to purchase and a market stand-off agreement set forth in a certain grant agreement and stock restriction agreement between the Company and the registered owner of this certificate (or his predecessor in interest), and no transfer of such shares may be made without compliance with those agreements. A copy of those agreements are available for inspection by any stockholder of the Company at the office of the Company upon appropriate request and without charge."

Appropriate stop transfer instructions will be issued by the Company to its transfer agent.

            (d) Since the Shares have not been registered under the Act, they must be held indefinitely until an exemption from the registration requirements of the Act is available or they are subsequently registered, in which event the representation in Paragraph (a) hereof shall terminate. As a condition to any transfer of the Shares, I understand that the Company will require an opinion of counsel satisfactory to the Company to the effect that such transfer does not require registration under the Act or any state securities law.

            (e) The Company is not obligated to comply with the registration requirements of the Act or with the requirements for an exemption under Regulation A under the Act for my benefit.

            (f) I am a party to a grant agreement and a stock restriction agreement with the Company, pursuant to which I have agreed to certain restrictions on the transferability of the Shares and other matters relating thereto.

Total Amount Enclosed: $__________

Date:________________________               ____________________________________
                                            (Optionee)

                                            Received by PHOENIX COLOR CORP. on

                                            ___________________________, ____


                                            By: ________________________________

                                                                    Grant No: 03

                               NOTICE TO OPTIONEE

      The purpose of this notice is to alert you to the fact that there are potentially significant tax consequences to you arising from the exercise of the options prior to vesting, in which event you will acquire restricted common stock. In particular, it may be to your advantage to file an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (an "83(b) Election").

      You are urged to consult with your own tax advisor before exercise as to the advisability of making an 83(b) Election. Please note that an 83(b) Election must be filed with the Internal Revenue Service within 30 days of your receipt of the restricted stock. There are no exceptions to this rule. Failure to timely file an 83(b) Election with the Internal Revenue Service could have serious adverse tax consequences to you.

      The following summarizes the rules and procedure for filing an 83(b)
Election:

1.    An 83(b) Election is irrevocable.

2. If you desire to make an 83(b) Election, an 83(b) Election Form must be filed with the Internal Revenue Service within 30 days of the date that you exercise your options to purchase restricted stock; no exceptions to this rule are made.

3. You must provide a copy of the 83(b) Election Form to the corporate secretary or other designated officer of the company. This copy should be provided to the company at the same time that you file your 83(b) Election Form with the Internal Revenue Service.

4. In addition to making the filing under Item 2 above, you must attach a copy of your 83(b) Election Form to your tax return for the taxable year in which you exercised your options to purchase restricted stock.

5. If you make an 83(b) Election and later forfeit the restricted stock, you will not be entitled to a refund of any tax you paid as a result of having made the 83(b) Election. You may, however, recognize a capital loss upon such forfeiture.

      You are urged to consult your personal tax advisor before making an 83(b) Election to discuss the consequences thereof and consider whether such an election is advisable under your personal circumstances.

                                                                    Grant No. 03

                               PHOENIX COLOR CORP.
                            STOCK OPTION CERTIFICATE

      THIS CERTIFIES THAT John Carbone (the "Optionee") has been awarded under the PHOENIX COLOR CORP. AMENDED AND RESTATED STOCK INCENTIVE PLAN (the "Plan"), nonqualified stock options (each, an "Option" or collectively, the "Options") to purchase 242 shares of Class A Common Stock, par value $0.01 per share ("Common Stock") of PHOENIX COLOR CORP., a Delaware corporation (the "Company"), at a price of $661.00 per share (the "Exercise Price"). This Certificate constitutes part of and is subject to the terms and provisions of the attached Nonqualified Stock Option Grant Agreement (the "Agreement"), which is incorporated by reference herein.

Grant Date: August 16, 2003.

Expiration Date: The Options expire at 5:00 p.m. Eastern Time on the last business day coincident with or prior to the tenth anniversary of the Grant Date, unless fully exercised or terminated earlier.

Vesting Schedule: The Options and the Option Shares vest in accordance with the vesting schedule below, subject to the terms and conditions described in the
Agreement:

o The Options and Option Shares vest in equal annual installments over a three-year period that begins on August 16, 2003 (the "Vesting Commencement Date"). Each such installment shall vest on the anniversary of the Vesting Commencement Date, subject to the terms and conditions described in the Agreement.

o The extent to which the Options and Option Shares are vested as of a particular vesting date is rounded down to the nearest whole share. Vesting is rounded up to 100%, however, with respect to the third anniversary of the Vesting Commencement Date.

      IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officer on this 16th day of August, 2003.

                                                        PHOENIX COLOR CORP.


                                                        By: /s/ Edward Lieberman
                                                            --------------------

      The undersigned hereby acknowledges that he/she has carefully read the attached Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

                                                        OPTIONEE


                                                        /s/ John Carbone
                                                        ----------------
                                                        Date: August 16, 2003